EXHIBIT 99.1

Cosmos Health Introduces Guidance; Expects to Achieve Over $180M in Gross Annual Revenue and EBITDA in Excess of $20M by 2026; Recaps Significant Events Reported So Far in 2023

●	Company reaches major strategic inflection point, with operations and revenue ramp-up underway

●	Inaugural 2026 guidance introduced; target to achieve:

○	More than $180 million in gross annual revenue

○	EBITDA in excess of $20 million

●	So far in 2023, among other achievements:

○	Completed three acquisitions

○	Made notable progress in R&D

○	Nutraceutical brands “Sky Premium Life” and “Mediterranation” experiencing significant market success, expanding into new sales channels and geographies

●	Maintains a robust balance sheet with negligible debt and a strong, diversified asset base

●	Actively exploring initiatives to enhance shareholder value

CHICAGO, IL / ACCESSWIRE / September 12, 2023 / Cosmos Health Inc. (“Cosmos Health” or the “Company’’) (NASDAQ:COSM), a diversified, vertically integrated global healthcare group engaged in innovative R&D, owner of proprietary nutraceutical brands, manufacturer and distributor of healthcare products, and operator of a telehealth platform, today announced its inaugural 2026 revenue and EBITDA guidance and released a recap of the Company’s significant activities and events reported so far in 2023.

Greg Siokas, Chief Executive Officer of Cosmos Health, stated: “We are pleased to announce guidance based on our long-term outlook to achieve substantial growth and profitability. By the end of 2026, our goal is to achieve two significant milestones: surpassing $180 million in gross annual revenue and attaining profitability, with EBITDA expected to exceed $20 million. This projection has been carefully formulated, taking into account several factors. Notably, we have a clear view of our existing logistics distribution businesses, which consistently generate stable cash flows. Additionally, revenue is expected to be augmented by bolt-on acquisitions, which would expand our distribution network, leading to growth in accretive cash flows. Furthermore, strategic acquisitions such as Cana will play a pivotal role, enabling us to vertically integrate and enter into contract manufacturing, as well as broaden our production capabilities to medicines. Our high-margin nutraceutical brands are also expected to contribute significantly to this growth. It’s important to mention that our projections do not include the potential upside from any future R&D products or various tech projects, including ZipDoctor. We have taken a conservative approach to our estimates, aiming to be realistic and practical. As we progress, we will keep our shareholders updated on our developments and achievements.

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Moreover, throughout this year, we have accomplished numerous important milestones, and I thought it would be helpful to recap all significant activities and events for our existing valued shareholders, as well as those considering joining us. I want to assure our shareholders that every action we take aligns with their best interests. While certain endeavors require time and patience, the rewards are undoubtedly worthwhile. If I had to pick one word to characterize 2023 so far, it would be “execution”. Among others, we’ve closed three acquisitions, with more in the pipeline, completed the second phase of our innovative product for obesity and weight management, with clinical trials scheduled to commence in Q4 2023, and expanded our nutraceutical brands. Simultaneously, we have maintained a robust balance sheet with negligible debt and a strong, diversified asset base.

Building on this momentum, our strategic plan exhibits an ambitious and focused approach. We are striking a balance between growth and sustainability by concentrating on synergies, operational efficiencies, vertical integration, R&D, expansion of our brands, and growing our distribution network and facilities globally.”

Click on the links below to read the entire press release, organized in sections:

Acquisitions:

●	Cosmos Health Successfully Completes Acquisition of Cana Laboratories; Anticipates to Record a Substantial Gain on Bargain Purchase

●	Cosmos Health Successfully Closes Acquisition of Assets from I. Bikas GP; Annual Revenue Projected to Grow by over $10 Million

●	Cosmos Health Inc. Enters into a Definitive Agreement to Acquire ZipDoctor, Inc., a Telehealth Company, from American International Holdings Corp.

●	Cosmos Health Advances Its Strategic Plan; Acquires Distressed Property Housing Operations of CosmoFarm, Expected to Generate Substantial Value for Shareholders

Research & Development:

●

Cosmos Health Successfully Completes Second Phase of CCX0722 Development, an Innovative Product for Obesity and Weight Management: Significant Step in Bringing Product to the Multi-Billion-Dollar Market

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Organic Growth & Branded Nutraceuticals:

●	Cosmos Health Continues to Expand Mediterranation Brand, Welcomes Eleonas and Olympus Mons; Boosts Exports and Secures Purchase Orders, Including from Leading Multinational Health Food Chain

●	Cosmos Health Launches Chios Island, the Latest Addition to Its Mediterranation Premium Line of Supplements

●	Cosmos Health Expands Premium Nutritional Supplements Line Mediterranation with the Launch of Terra Creta

●	Cosmos Health Announces Initial Purchase Order with Virax Biolabs for the Distribution of COVID-19 and Influenza A+B Antigen Combo Rapid Tests

Financial:

●	Cosmos Health Provides an Update on its Debt Balance and Proforma Interest Expense

●	Cosmos Health Ends 2022 with Transformed Balance Sheet and Achieves Positive Adjusted EBITDA for the Fiscal Year 2022

●	Cosmos Health Reports First Quarter 2023 Financial Results; Delivers Positive Adjusted EBITDA and Significant Increase in Adjusted Net Income

●	Cosmos Health Provides Update on Recent Developments, Maintains Strong Financial Position, Reaffirms Commitment to Growth, and Highlights CEO’s Continued Investment Now Exceeds $15 Million

●	Cosmos Health Reports Q2 2023 Financial Results; Adjusted Net Income Increases by 3550% to Surpass $3 Million for H1 2023 vs $(0.09) Million H1 2022; Book Value per Share Exceeds $4.04

Other Business and Company Updates:

●	Cosmos Health Appoints Big 4 Accounting Firm KPMG as Auditor

●	Cosmos Health set to join Russell Microcap Index

●	Cosmos Health Regains Nasdaq Minimum Bid Price Compliance

●	Cosmos Health Announces Stock Buyback Program

●	Cosmos Health Inc. to Participate in The Economist Annual New York-Eastern Mediterranean Business Summit on July 10th, 2023, with CEO Mr. Greg Siokas Delivering a Speech

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About Cosmos Health Inc.

Cosmos Health Inc. (Nasdaq:COSM), incorporated in 2009 and headquartered in Chicago, Illinois, is a diversified, vertically integrated global healthcare group. The Company owns a portfolio of proprietary products, including nutraceuticals and food supplements under the brands “Sky Premium Life” and “Mediterranation.” Through its subsidiary Cana Laboratories S.A., licensed under European Good Manufacturing Practices (GMP) and certified by the European Medicines Agency, it manufactures pharmaceuticals, food supplements, cosmetics, biocides, and medical devices within the European Union. Cosmos Health also distributes a broad line of pharmaceuticals and parapharmaceuticals, including branded generics and OTC medications, to retail pharmacies and wholesale distributors through its subsidiaries in Greece and the UK. Furthermore, the Company has established R&D partnerships targeting major health disorders such as obesity, diabetes, and cancer, and focuses on the R&D of novel patented nutraceuticals, specialized root extracts, proprietary complex generics, and innovative OTC products. Cosmos Health has also entered the telehealth space through the acquisition of ZipDoctor, Inc., based in Texas, USA. With a global distribution platform, the Company is currently expanding throughout Europe, Asia, and North America, and has offices and distribution centers in Thessaloniki and Athens, Greece, and in Harlow, UK. More information is available at www.cosmoshealthinc.com, www.skypremiumlife.com, www.cana.gr, and www.zipdoctor.co.

Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by, or that otherwise, include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could”, are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements, involve unknown risks and uncertainties that may individually or materially impact the matters discussed, herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the COVID-19 pandemic and the war in Ukraine, on the Company’s business, operations and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update, or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Additionally, the Company provides EBITDA guidance that may not include certain charges and costs, which in future periods are generally expected to be similar to the kinds of charges and costs excluded from EBITDA in prior periods, such as income taxes, interest and other non-operating items, depreciation and amortization, net unrealized gains and losses on derivatives, lower of cost or net realizable value adjustments, gains and losses on disposal or impairment of assets, gains and losses on early extinguishment of liabilities, equity-based compensation expense, acquisition expense, revaluation of liabilities and items that are extraordinary or non-recurring, foreign currency transactions, net and prior years bad debt allowance. The exclusion of these charges and costs in future periods may have a significant impact on the Company’s EBITDA, and the Company may not be able to provide a reconciliation of its EBITDA guidance to net income (loss) without unreasonable efforts due to the uncertainty and variability of the nature and amount of these future charges and costs and the Company believes that such reconciliation, if possible, would imply a degree of precision that would be potentially confusing or misleading to investors.

Investor Relations Contact:

BDG Communications

cosm@bdgcommunications.com

+44 207 0971 653

SOURCE: Cosmos Health Inc.

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